EXHIBIT 10.1

FHLBank San Francisco
2013 PRESIDENT'S INCENTIVE PLAN

PLAN PURPOSE
To optimize individual and Bank performance in accomplishing Board-approved goals and objectives.

PLAN OBJECTIVES
To motivate the Bank President to exceed individual and Bank goals that support the Bank's mission and strategic plan. To attract and retain an outstanding executive by providing a competitive total compensation program, including an annual incentive award opportunity.

ELIGIBILITY
The 2013 participant is the Bank President.

The Bank President must be employed by the Bank through December 31, 2013 to be eligible for an incentive award under the 2013 plan. A Bank President hired, promoted, or who takes a leave of absence during the plan year is eligible to participate on a pro-rata basis. A Bank President hired or promoted on or after October 1st may be eligible to participate during the current plan year at the discretion of the Board.

INCENTIVE GOALS AND MEASURES

Incentive Goals
For the Bank President there are individual and Bank goals, which are weighted. The individual goal(s) support the Bank-wide goals (See 2013 Short-Term Incentive Plan Goals and Measures) and objectives.

The three Bank goals for 2013 are:

1.	2013 Risk Management Goal: Continue to enhance and advance the Bank's Risk Management Division.

2.
2013 Franchise Enhancement Goal: Position the Bank and the FHLBank System to remain an integral component of the changing housing and financial services markets. Continue to meet the Bank's mission objectives within these markets as they are currently structured, but also influence and adapt to structural changes in those markets.

3.	2013 Community Investment Goal: Support and promote the Bank's Affordable Housing Program and Community Investment Programs.

Incentive Goal Achievement Measures
The plan rewards levels of goal achievement are as follows:

Achievement Level	Measure Definition
Far Exceeds	The most optimistic achievement level that far exceeds expected performance.
Exceeds	An optimistic achievement level that exceeds expected performance.
Meets	Performance that is expected under the Bank's Plan.
Threshold	Minimum level of performance that must be achieved for awards to be paid.

Actual achievement of Bank goals is subject to adjustment for changes resulting from changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board. Impacts of OTTI credit charges are excluded from the Meets achievement level and measurement of performance for the Adjusted Return on Capital Spread component of the Franchise Enhancement Goal. Impacts of dividend benchmark variances to plan are also excluded from the measurement of Adjusted Return on Capital Spread performance.

AWARD DETERMINATION AND OPPORTUNITY
Any award will be based on success in achieving the individual and Bank goals, and on the overall performance. At yearend, accomplishments will be assessed and a percentage of achievement will be determined for each goal and any award determination will be at the discretion of the Board.

Percentage of Goal Achievement Scale	Aggregate Goal Achievement	Award Range (Percentage of 2013 Base Salary)
0% - 150%	150% = Far Exceeds	50%
	125% = Exceeds	48%
	100% = Meets	40%
	75% = Threshold	20%

For each goal, the percentage of achievement will be multiplied by the applicable weights. Each weighted achievement will then be added to determine the total weighted achievement. The basis for any award opportunity for the participant is total weighted achievement. Total weighted achievement from Threshold achievement level (75-99%) is below the Meets achievement level and, therefore, results in an award less than one granted for achieving the Meets achievement level. Total weighted achievement below the Threshold achievement level normally will not result in an incentive award. The Board of Directors has full discretion to modify any and all goals, achievement levels, and incentive payments to account for matters not specifically addressed in the plan, subject to review by the Federal Housing Finance Agency, as required. Incentive compensation reductions may be made, but are not limited to the following circumstances: (i) if errors or omissions result in material revisions to the Bank's financial results, information submitted to a regulatory or a reporting agency, or information used to determine incentive compensation payouts; (ii) if information submitted to a regulatory or a reporting agency is untimely; or, (iii) if the Bank does not make appropriate progress in the timely remediation of examination, monitoring, or other supervisory findings and matters requiring attention.

APPROVAL OF INCENTIVE AWARDS
The incentive award is approved by the Board of Directors prior to payment. The Board of Directors has full discretion to approve any award, including an award for achievement below Threshold. Awards will be considered by the Board of Directors at the January 2014 Board meeting or as soon thereafter as reasonably practicable.

PLAN ADMINISTRATION AND IMPLEMENTATION
The Board of Directors oversees the administration and interpretation of the Plan.
________________________________________________________________________________________

President and CEO Goal Weights
	Corporate Goal Weights	Goal Weight (includes individual goals)
Individual	N/A	10.0%
Risk Management	30.0%	27.0%
Franchise Enhancement	50.0%	45.0%
Community Investment	20.0%	18.0%
Total	100.0%	100.0%

Payments under this plan are subject to approval by the Board of Directors. Any awards will be distributed as soon as administratively possible following the effective date of Board approval. All compensation and incentive plans are subject to review and revision at the Bank's discretion. Such plans are reviewed regularly to ensure they are competitive and equitable. Executive Officer compensation and benefit programs are subject to Federal Housing Finance Agency review and oversight, and payments made under such programs may be subject to the Agency's approval under applicable laws and regulations in effect from time to time.

2013 Short-Term Incentive Plan Goals and Measures

Goal	Goal Component	Goal Weight	Goal Component Weight	Goal Measures
1) RISK MANAGEMENT		30%
In the event of a significant deficiency, an operational loss or a noncompliance event, the Board of Directors will assess the impact and appropriate adjustment to the Risk Management goal achievement level, if any.

	A) Complete Gap Assessment of the Prudential Management and Operations Standards		34%	75%:	Completion of the gap assessment before March 31, 2013.
				100%:	Prepare a gap assessment for each of the ten standards in the standards.
				125%:
Prepare an assessment of the separate provisions relating to the responsibilities of the Board and Management. Review any documented assurance work relating to the standards, such as internal audit, quality assurance and external reviews, and document such review.

				150%:	Confirm through internal audit assurance, business unit walkthroughs or other procedures that compliance activities address the compliance obligations in the PMOS.
	B) Develop an Annual Stress Test as Required by Pending FHFA Regulation		33%	75%:	Develop stress testing platform and methodology.
				100%:	Business units validate the platform, develop assumptions and complete stress testing.
				125%:	Establish a system of controls, oversight and documentation to ensure the stress testing process is controlled.
				150%:	Present Test report to the Board and develop a roadmap to address implications relating to capital, risk positions or overall risk management.
	C) Implement Phase 1 of the Information Security Roadmap Project		33%	75%:	Create a security control catalog, identify control objectives and perform a risk and threat assessment on selected control objectives.
				100%:
Implement a security control framework including the creation of a security control catalog, identify control objectives, perform a risk and threat assessment, select control procedures, map to control objectives, and define testing and validation procedures.

				125%:	Develop streamlined risk assessment methodology for IS assets and for exceptions to the control framework.
				150%:	Define control requirements for patch management and implement for SOX critical assets. Evaluate and select a security event management solution.
2) FRANCHISE ENHANCEMENT		50%
	A) Financial Performance		35%	Adjusted Return on Capital Spread
					75%	100%	125%	150%
					2.48%	2.73%	2.98%	3.23%
					Target and measure performance exclude impact of OTTI charges.
	B) Front Office/Back Office (FOBO) Systems		25%		Subject to the Bank's quality assurance processes and requirement:
				75%:	Complete impact and scope analysis of Calypso's FHLB Service Pack/Upgrade by yearend.
				100%:	Complete trade Servicing and Verification for the Back Office initiative.
				125%:	100% achievement, plus complete back office functionality for Advances, CO Bonds, and Discount Notes by year-end.
				150%:	125% achievement, plus complete back office functionality for Derivatives by year-end. Complete impact and scope analysis of Prepayments for Structured Advances by year-end.
	C) Member Goal		20%		Advances and Letters of Credit (LC) Volume Average Outstanding Daily Balance (in billions)
					75%	100%	125%	150%
					[*]	[*]	[*]	[*]
				([*])
			10%		Member Recruitment (# of members)
					75%	100%	125%	150%
					[*]	[*]	[*]	[*]
			10%		Letters of Credit Conversions (# of members)
					75%	100%	125%	150%
					5	7	9	11
3) COMMUNITY INVESTMENT		20%
	A) CIP/ACE/HPA Advances, Letters of Credit & AHEAD (# of members)		35%		75%	100%	125%	150%
					27	30	33	36
	B) New CICA Products ($ Mils)		35%		75%	100%	125%	150%
					$550	$575	$600	$625
	C) Member Participation in Bank Workshops & Technical Assistance (# of members)		30%		75%	100%	125%	150%
					59	62	65	72

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.